UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2010

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC 100083

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 29, 2010, pursuant to certain asset acquisition agreement which was entered into in June 2010 by and between Yongye Nongfeng Biotechnology Co., Ltd.(the "YNFB"), a 95% owned subsidiary of Yongye International, Inc. (the “Company”), and the Company’s provincial level distributor in Hebei Province, the People’s Republic of China (the “Seller”), YNFB completed its acquisition of the Shengmingsu brand products distribution network from the Seller which is solely comprised of a customer list (the “Customer List”).  The purchase price for the acquisition consisted of $3.0 million in cash and the issuance of 3,600,000 shares of common stock of the Company.

The Customer List is comprised of sub-provincial level distributors who sell the Company’s Shengmingsu plant and animal nutrient products to over 2,700 independently-owned Yongye branded stores located in Hebei Province, the Company’s largest regional market in China, representing approximately 30% of the Company’s revenue in 2009.  With effect from July 1, 2010, the Company will sell directly to those sub-provincial level distributors in the Hebei Province and these distributors will sell directly to the retail network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010
YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu
	Name:	Zishen Wu
	Title:	President and CEO